For Immediate Release

Ferro to Present at the KeyBanc Capital Markets Basic Materials &
Packaging Conference

CLEVELAND—(BUSINESS WIRE)—September 5, 2013— Ferro Corporation (NYSE: FOE) announced today that it will present at the KeyBanc Capital Markets Basic Materials & Packaging Conference at the InterContinental Hotel in Boston, MA at 8:00 a.m. EDT on Tuesday, September 10th, 2013. A copy of Ferro’s latest investor presentation, which will be used at the conference, will be available at the time of the conference in the investor relations section of Ferro’s website (www.ferro.com).

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,600 employees globally and reported 2012 sales of $1.8 billion.

Contacts:

Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com